Exhibit 10.1

LONG-TERM INCENTIVE PLAN
OF TRANSOCEAN LTD.
(As Amended and Restated as of February 12, 2009)
First Amendment
Transocean Ltd. (the “Company”), having reserved the right under Section 6.3 of the Long-Term Incentive Plan of Transocean Ltd., as amended and restated effective as of February 12, 2009 (the “Plan”), to amend the Plan, does hereby amend the Plan, effective May 18, 2013, to replace the last sentence of Section 3.3 of the Plan with the following sentence:

“Notwithstanding the provisions of Sections 3.1(b) and 3.2(c) above, Restricted Shares and Deferred Unit awards to Eligible Directors may vest at such time as the Board may designate in its sole discretion, but not earlier than the first to occur of (a) the first anniversary of the initial date of such award or (b) the date of the Annual General Meeting next following the initial date of such award.”
Attested to by the Secretary of Transocean Ltd. as adopted by the Board of Directors of Transocean Ltd. this 18th day of May, 2013.

By: /s/ Philippe A. Huber
Philippe A. Huber